Exhibit (a)(1)(iii)
(Not to Be Used For Signature Guarantee)

NOTICE OF GUARANTEED DELIVERY
To Tender Shares of Common Stock
of
TRANS WORLD ENTERTAINMENT CORPORATION
Pursuant to its Offer to Purchase dated July 1, 2013

THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JULY 29, 2013, UNLESS THE TENDER OFFER IS EXTENDED OR WITHDRAWN (SUCH TIME AND DATE, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

As set forth in Section 3 of the Offer to Purchase (as defined below), this form, or a form substantially equivalent to this form, must be used to accept the tender offer if (1) certificates for shares of common stock, $0.01 par value per share, of Trans World Entertainment Corporation and all other documents required by the Letter of Transmittal (the “Letter of Transmittal”) cannot be delivered to the Depositary by the Expiration Date or (2) the procedures for book-entry transfer cannot be completed on a timely basis. This form may be delivered by facsimile transmission, mail or overnight courier to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Tender Offer is:

COMPUTERSHARE TRUST COMPANY, N.A.

First Class Mail:	Registered, Certified or Express Mail or Overnight Courier:
Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare c/o Voluntary Corporate Actions 250 Royall Street Suite V Canton, MA 02021

Delivery of this Notice of Guaranteed Delivery or of other instructions to an address, facsimile number or person, other than those shown above does not constitute a valid delivery. Delivery to the Book-Entry Transfer Facility (as defined in the Offer to Purchase) does not constitute valid delivery to the Depositary.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Trans World Entertainment Corporation (“Trans World”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 1, 2013 (the “Offer to Purchase”) and the related Letter of Transmittal (which together, as amended or supplemented, constitute the “Offer”), receipt of which is hereby acknowledged, the number (indicated below) of shares of common stock, $0.01 par value per share (such shares, together with all other outstanding shares of common stock of Trans World, are herein referred to as the “Shares”), of Trans World, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

VOLUNTARY CORPORATE ACTIONS COY: TWMC

NUMBER OF SHARES BEING TENDERED HEREBY: ____________ SHARES

PRICE PER SHARE AT WHICH SHARES ARE BEING TENDERED (See Instruction 4 of the Letter of Transmittal)

By checking ONE of the following boxes below, the undersigned tenders Shares at the price checked. This action could result in none of the Shares being purchased if the purchase price determined by the Company is less than the price checked below. A STOCKHOLDER WHO DESIRES TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE LETTER OF TRANSMITTAL FOR EACH PRICE SELECTED. The same Shares cannot be tendered at more than one price, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase.

PRICE PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐ $4.50	☐ $4.55	☐ $4.60	☐ $4.65	☐ $4.70
☐ $4.75	☐ $4.80	☐ $4.85	☐ $4.90	☐ $4.95
	☐ $5.00	☐ $5.05	☐ $5.10

CHECK ONLY ONE BOX ABOVE. IF MORE THAN
ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS
NO VALID TENDER OF SHARES.

VOLUNTARY CORPORATE ACTIONS COY: TWMC

CONDITIONAL TENDER
(See Instruction 15 of the Letter of Transmittal)

You may condition your tender of Shares upon Trans World purchasing a specified minimum number of the Shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of Shares you indicate below is purchased by Trans World pursuant to the terms of the Amended Offer, none of the Shares tendered will be purchased. It is your responsibility to calculate that minimum number of Shares that must be purchased if any are purchased, and you are urged to consult your own tax advisor. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐  The minimum number of Shares that must be purchased, if any are purchased, is:   Shares

If, because of proration, the minimum number of Shares designated will not be purchased, Trans World may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all of your Shares and checked the box below:

☐  The tendered Shares represent all Shares held by the undersigned.

Certificate Nos. (if available):

If Shares will be tendered by book-entry transfer:

Name of Tendering Institution:

Account No.  at The Depository Trust Company

SIGN HERE

Signature(s)

Dated:  , 2013
Name(s) of Shareholders:

(Please type or print)

(Address)

(Zip Code)

(Area Code and Telephone No.)

(Taxpayer ID No. or Social Security No.)

VOLUNTARY CORPORATE ACTIONS COY: TWMC

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a firm that is a member of a registered national securities exchange or the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office, branch or agency in the United States, or otherwise an “eligible institution” within the meaning of Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees (a) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) that such tender of Shares complies with Rule 14e-4 and (c) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal with any required signature guarantee, unless an Agent’s Message (as defined in the Offer to Purchase), in the case of book-entry transfer, is utilized, and any other required documents, all within (3) three NASDAQ Global Select Market trading days of the date hereof.

(Name of Firm)

(Authorized Signature)

(Name)

(Address)

(Area Code and Telephone No.)

Dated:  , 2013

DO NOT SEND STOCK CERTIFICATES WITH THIS FORM.
YOUR STOCK CERTIFICATES MUST BE SENT
WITH THE LETTER OF TRANSMITTAL.

VOLUNTARY CORPORATE ACTIONS COY: TWMC